                                                                    Exhibit 1

                      Mitchell Energy & Development Corp.

                                Debt Securities


                                TERMS AGREEMENT


                                                                January 20, 1994

MITCHELL ENERGY & DEVELOPMENT CORP.
2001 Timberloch Place
The Woodlands, Texas 77380
Attention:  Philip S. Smith

Dear Sirs:

         The undersigned (the "Underwriters") offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement attached hereto as Annex 1 ("Underwriting Agreement"), $100,000,000 aggregate principal amount of 5.10% Senior Notes Due 1997 (the "Securities") of Mitchell Energy & Development Corp. (the "Company"). The Securities to be purchased by the Underwriters, which are to be issued under a Senior Indenture dated as of January 1, 1993, between the Company and NationsBank of Texas, National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of January 15, 1994 (the "First Supplemental Indenture"), and the Second Supplemental Indenture dated as of January 20, 1994 (the "Second Supplemental Indenture"), shall have the following terms:

         TITLE:  5.10% Senior Notes Due 1997.

         PRINCIPAL AMOUNT:  $100,000,000.

         INTEREST: 5.10% per annum, from January 27, 1994, payable semiannually on February 15 and August 15, commencing August 15, 1994, to holders of record on the preceding February 1 or August 1, as the case may be.

         MATURITY:  February 15, 1997.

         REDEMPTION BY THE COMPANY:  None.

         REDEMPTION BY THE HOLDERS: As more fully described in the Second Supplemental Indenture, upon the occurrence of a Special Redemption Event (as defined in the First Supplemental Indenture), each holder of the Securities then outstanding will have the right to require the Company to redeem all or any part of such holder's Securities at a price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption.

         SINKING FUND:  None.

         DELAYED DELIVERY CONTRACTS:  None.

         PURCHASE PRICE: 99.5% of principal amount, plus accrued interest, if any, from January 27, 1994.

         EXPECTED REOFFERING PRICE: 100% of principal amount, subject to change by the undersigned.

         CLOSING:   9:00 A.M. on January 27, 1994, at Fulbright & Jaworski
L.L.P., 1301 McKinney, Houston, Texas, in New York Clearing House (next day) funds.

         NAMES AND ADDRESSES OF UNDERWRITERS:

                 Merrill Lynch & Co.
                 Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated
                 Citicorp Securities, Inc.
                 J.P. Morgan Securities Inc.
                 UBS Securities Inc.
                 c/o   Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated
                       250 Vesey Street
                       New York, New York  10281

         The respective principal amount of the Securities to be purchased by each of the Underwriters is set forth opposite their names in Schedule A hereto.

         It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Securities will be made available for checking and packaging at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 250 Vesey Street, New York, New York, at least 24 hours prior to the Closing Date.

         Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                       Very truly yours,

                                       MERRILL LYNCH & CO.
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED
                                       CITICORP SECURITIES, INC.
                                       J.P. MORGAN SECURITIES INC.
                                       UBS SECURITIES INC.

                                       By  Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated



                                       By  /s/ Alan J. Blackburn
                                         ______________________________________
                                          Alan J. Blackburn,
                                          Vice President

                                   SCHEDULE A


                                                                Principal
           Underwriter                                           Amount
           -----------                                           ------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated . . . . . . . . . . . . . . . . . .  $  25,000,000
Citicorp Securities, Inc.  . . . . . . . . . . . . . . . . .  $  25,000,000
J.P. Morgan Securities Inc.  . . . . . . . . . . . . . . . .  $  25,000,000
UBS Securities Inc. . . . . . . . . . . . . . . . . . . . . . $  25,000,000
                                                              -------------
            Total . . . . . . . . . . . . . . . . . . . . . . $100,000,000
                                                              ============

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                                DEBT SECURITIES

                             UNDERWRITING AGREEMENT


         1. Introductory. Mitchell Energy & Development Corp., a Texas corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under indentures, dated as of January 1, 1993 (each, an "Indenture" and collectively, the "Indentures"), between the Company and NationsBank of Texas, National Association, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in
Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) A registration statement (No. 33-57332), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, including all material incorporated by reference therein, is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

         (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust

Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

         3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form (unless otherwise provided in the Terms Agreement), in such denominations and registered in such names as the Underwriters may request upon not less than 48 hours notice to the Company.

         If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Fulbright & Jaworski L.L.P., counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

         (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

         (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The terms "supplement" and "amendment" as used in this Agreement shall include, without limitation, all documents filed by the Company with the Commission subsequent to the date of the Prospectus included in the Registration Statement which are deemed to be incorporated by reference in the Prospectus.

         (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
Section 11(a) of the Act.

         (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

         (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (g) As long as the Securities are outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report (other than on Form 11-K) or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

         (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee, if applicable, of the National Association of Securities Dealers, Inc. relating to the Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to the

Underwriters.

         (i) For a period beginning at the time of execution of the Terms Agreement and ending 10 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company, having a maturity of more than one year from the date of issue and denominated in United States dollars or such currency as is specified in the Terms Agreement.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen & Co. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

              (i) in their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the prospectus contained in the registration statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations;

             (ii) they have made a review of any unaudited financial statements included in such prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

            (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements and selected financial and operating data, if any, included or incorporated by reference in such prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in such prospectus; and

             (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in such prospectus, including the ratios of earnings to fixed charges (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation), with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

         (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

         (d) The Representatives shall have received an opinion, dated the Closing Date, of Vinson & Elkins L.L.P., special counsel for the Company, to the effect that:

                 (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                 (ii) The Indenture under which the Securities have been issued has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities (assuming they have been signed by the facsimile signature of the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Company, the facsimile seal of the Company has been affixed thereto or printed thereon and they have been duly authenticated by NationsBank of Texas, National Association, as Trustee, which assumptions such counsel need not verify by an inspection of the Securities) have been duly issued and delivered; such Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in such Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable against it in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects to the description thereof contained in the Prospectus;

                 (iii) With respect to any securities that are convertible into Class B Common Stock, par value $0.10 per share, of the Company ("Common Stock"), such Securities other than any such Contract Securities are, and any such Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the applicable Indenture and sold pursuant to Delayed Delivery Contracts, will be, convertible into Common Stock in accordance with the terms of the applicable Indenture; the shares of such Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the Common Stock conforms in all material respects to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Securities or the Common Stock;

                 (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

                 (v) The execution, delivery and performance by the Company of the Indenture under which the Securities have been issued, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any loan agreement, note, indenture, mortgage, security agreement or similar instrument or agreement referred to in the Prospectus or required to be filed as an exhibit to the Registration Statement, including any such instruments or agreements required to be filed as an exhibit to any document incorporated by reference therein, to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company, and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                 (vi) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus (other than the financial statements or other financial, geological or statistical data contained therein and the applicable Statement of Eligibility and Qualification of the Trustee on Form T-1), and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the
                                          -8-

         Act, the Trust Indenture Act and the Rules and Regulations; and the descriptions in the Registration Statement and Prospectus of legal proceedings, if any, and contracts and other documents are accurate and fairly present the information required to be shown;

                 (vii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

                 (viii) Neither the Company nor any subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of officers of the Company and public officials. In addition, such counsel shall state it has participated in conferences with the Company and the Representatives at which the contents of the Registration Statement were discussed and on such basis it has no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, and, in the case of the Prospectus, as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such opinion may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and does not express any opinion or belief as to the financial statements or other financial, geological or statistical data contained in the Registration Statement and the Prospectus or as to the applicable Statement of Eligibility and qualification of the Trustee on Form T-1.

         (e) You shall have received an opinion dated the Closing Date, of Thomas P. Battle, General Counsel of the Company, to the effect that:

                 (i) Each of the Company and its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its state of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification; and all of the outstanding capital stock of each of the subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and is owned beneficially by the Company, free and clear of any claim, lien, encumbrance or security interest, except as described in the Prospectus;

                 (ii) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable;

                 (iii) The execution, delivery and performance of the Indenture under which the Securities have been issued, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts by the Company and the issuance and sale of the Securities and compliance with the terms and provisions thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or the charter or by-laws of the Company or any subsidiary; and

                 (iv) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

         The opinion referred to in clause (ii) above need be given only if the Securities are convertible into Common Stock. In rendering such opinion, such counsel shall also state that he has participated in conferences at which the contents of the Registration Statement were discussed and on such basis he has no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, and, in the case of the Prospectus, as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such opinion may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and does not express any opinion or belief as to the financial statements or other financial, geological or statistical data contained in the Registration Statement and the Prospectus or as to the applicable Statement of Eligibility and Qualification of the Trustee on Form T-1.

         (f) The Representatives shall have received from Fulbright & Jaworski L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
                                     -10-

         (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (h) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen & Co. which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and states in effect that:

                 (i) in their opinion, any financial statements or schedules examined by them and included or incorporated by reference in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations;

                 (ii) they have made a review of any unaudited financial statements included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

                 (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial statements, if any, included or incorporated by reference in the Prospectus and not covered by their letter delivered pursuant to subsection
                 (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                          (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                          (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock (except for issuances in connection with employee stock option plans) or any increase in short-term indebtedness or long-term debt (except for the accretion of long- term debt and amortization of debt discount and offering costs) of the Company and its subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants or at such subsequent specified date, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                          (D) for the period from the date of the latest consolidated statement of earnings included or incorporated by reference in the Prospectus to the closing date of the latest available consolidated statement of earnings read by such accountants there were any decreases, as compared with the corresponding period of the previous year or with the period of corresponding length ended the date of the latest consolidated statement of earnings included or incorporated by reference in the Prospectus, in consolidated revenues, earnings before income taxes and extraordinary items, the total or per share amounts of earnings or the ratio of earnings to fixed charges;

         except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

 All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.

         (i) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

         6.      Indemnification and Contribution.   (a)  The Company will
indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein or (ii) results from the fact that a copy of the Prospectus was not sent or given to the person asserting any such loss, claim, damage or liability at or prior to the written confirmation of the sale of Securities to such person.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the C ompany by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 of this Agreement. As used in this Agreement, the term "Underwriter" includes any person substituted for an
Underwriter under this Section.   Nothing herein will relieve a defaulting
Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regardto reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Chief Financial Officer (telecopy number (713) 377-6192; confirm (713) 377-5861).

         10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


         12. Consent to Representation. The Company and the Underwriters acknowledge that Vinson & Elkins L.L.P., which will be acting as special counsel to the Company in connection with the offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to Vinson & Elkins L.L.P. so acting as special counsel to the Company. The Company and the Underwriters also acknowledge that Fulbright & Jaworski L.L.P., which is acting as counsel to the Underwriters in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its affiliates in connection with unrelated matters. The Company and the Underwriters consent to Fulbright & Jaworski L.L.P. so acting as counsel to the Underwriters.

                                                                         ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
                 New York time, on __________________, 19__*.)


                           DELAYED DELIVERY CONTRACT

                                        [Insert date of initial public offering]


MITCHELL ENERGY & DEVELOPMENT CORP.
c/o [Insert name of lead Representative or Underwriter]
    [Insert Address]


Gentlemen:

         The undersigned hereby agrees to purchase from Mitchell Energy & Development Corp., a Texas corporation ("Company"), and the Company agrees to sell to the undersigned, [if one delayed closing, insert - as of the date hereof, for delivery on __________, _____ ("Delivery Date"),]

                               $________________

principal amount of the Company's [insert title of securities] ("Securities"), offered by the Company's Prospectus dated February 19, 1993 and a Prospectus Supplement dated __________, _____, relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:
                      DELIVERY DATE                      PRINCIPAL AMOUNT


                   -------------------                 -------------------------

                   -------------------                 -------------------------
_________________________
       *Insert date which is third full business day prior to Closing Date under the Terms Agreement

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on - the - each - Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of ___________________________ at ___.M. on - the -
such - Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned - for delivery on such Delivery Date - in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to - the - such - Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on -the - each - Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at - the - such - Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by - a copy - copies - of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                   Yours very truly,


                                                 ______________________________
                                                  (Name of Purchaser)



                                                     By _______________________

                                                        _______________________
                                                         (Title of Signatory)



                                                        _______________________

                                                        _______________________
                                                        (Address of Purchaser)


Accepted, as of the above date.

MITCHELL ENERGY & DEVELOPMENT CORP.


By:  _____________________
       [Insert Title]